Exhibit 10.1

amendment #4 to the amended and restated senior
secured promissory note originally issued on
september 28, 2018

THIS AMENDMENT #4 to the Note (as defined below) (the “Amendment”) is entered into effective July 15, 2020 (the “Effective Date”), by and between Predictive Oncology, Inc. (f/k/a Precision Therapeutics, Inc.), a Delaware corporation (the “Company”), and L2 Capital, LLC, a Kansas limited liability company (the “Holder”, and together with the Company, the “Parties”).

background

A.	The Company issued that certain amended and restated senior secured promissory note (the “Note”) to the Holder on September 28, 2018 which was amended and restated as of February 7, 2019.

B.	The Company and Holder previously extended the Maturity Date (as defined below) from June 30, 2020 to July 15, 2020 and desire to further amend the Note as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Upon the execution of this Amendment by the Company, (i) the “Maturity Date” for all amounts of principal, interest and other amounts owed and outstanding under the Note as of the Effective Date shall be extended to September 30, 2020.

2.	This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect, and this Amendment shall be governed by the same law, and have the same conflict resolution provisions, as set forth in the Note. The parties hereby ratify and confirm the terms and conditions of the Note, as supplemented and amended by this Amendment.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

PREDICTIVE ONCOLOGY INC.

By:	/s/ Bob Myers
Name	Bob Myers
Title:	CFO

L2 CAPITAL, LLC

By:	/s/ Adam R. Long
Name:	Adam R. Long
Title:	Managing Member

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